SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

                                                           File No. 0-17973
[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            I-LINK INCORPORATED
             (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

        N/A

2)   Aggregate number of securities to which transaction applies:

        N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        N/A

4)   Proposed maximum aggregate value of transaction:

        N/A

5)   Total fee paid:     $______________

[ ] Fee paid previously with preliminary materials.

                        [I-Link Incorporated Logo]

                       13751 S. Wadsworth Park Drive
                                 Suite 200
                            Draper, Utah  84020

                                                            John W. Edwards
                                                  Chairman, Chief Executive
                                                      Officer and President
[February 1], 1999


Dear Stockholder:

It is my pleasure to invite you to a Special Meeting of Stockholders of I-Link Incorporated.

We will hold the meeting on Thursday, March 4, 1999 at 10:00 a.m. at the Marriott Courtyard Hotel, 10701 South Holiday Park Drive, Sandy, Utah 84070. In addition to the formal items of business, I will be available at the meeting to answer your questions. The Special Meeting is not being held in lieu of our annual meeting; that will be held as soon as reasonably possible after financial statements for 1998 are prepared for distribution to you and other stockholders. This booklet includes the notice of the Special Meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting, and provides information about I-Link.

Stockholders of record at the close of business on January 11, 1999 may vote at the meeting. Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Very truly yours,


John W. Edwards

                 Notice of Special Meeting of Stockholders

                        [I-Link Incorporated Logo]

                    Date:       Thursday, March 4, 1999
                    Time:       10:00 a.m.
                    Place:      Marriott Courtyard
                                10701 South Holiday Park Dr.
                                Sandy, Utah 84070


Dear Stockholders:

At our Special Meeting we will ask you to:

1. Approve management's election not to repay up to $8,000,000 in Bridge Notes owing to Winter Harbor, L.L.C. on March 15, 1999 and the issuance of additional warrants to purchase 9,900,000 shares of common stock in connection with that election;

2. Approve an amendment to the Articles of Incorporation increasing the authorized common stock from 75,000,000 shares to 150,000,000 shares; and

3. Transact any other business that may properly be presented at the Special Meeting.

If you were a stockholder of record at the close of business on January 11, 1999, you may vote at the Special Meeting.

                                         By Order of the Board of Directors,


                                         David E. Hardy
                                            Secretary


Draper, Utah
[February 1, 1999]

                             TABLE OF CONTENTS

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING . . . . . . . . . . . . .1
     Why Did You Send Me This Proxy Statement? . . . . . . . . . . . . . .1
     How Many Votes Do I Have? . . . . . . . . . . . . . . . . . . . . . .1
     What Proposals Will Be Addressed At The Special Meeting?. . . . . . .1
     How Do I Vote In Person?. . . . . . . . . . . . . . . . . . . . . . .1
     Why Would the Special Meeting Be Postponed? . . . . . . . . . . . . .2
     How Do I Vote By Proxy? . . . . . . . . . . . . . . . . . . . . . . .2
     May I Revoke My Proxy?. . . . . . . . . . . . . . . . . . . . . . . .2
     Where Are I-Link's Principal Executive Offices? . . . . . . . . . . .2
     What Vote Is Required to Approve Each Proposal? . . . . . . . . . . .3
     Are There Any Dissenters' Rights of Appraisal?. . . . . . . . . . . .3
     Who Bears the Cost of Soliciting Proxies? . . . . . . . . . . . . . .3

INFORMATION ABOUT I-LINK STOCK OWNERSHIP . . . . . . . . . . . . . . . . .3
     Which Stockholders Own at Least 5% of I-Link? . . . . . . . . . . . .3
     How Much Stock is Owned by Directors, and Executive Officers? . . . .5
     Do Any of the Officers and Directors Have an Interest in the Matters
     to be Acted Upon?. . . . . . . . . . . . . . . . . . . . . . . . . . 6

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD . . . . . . . . . . . . .6

     Proposal 1:  To Approve Management's Election Not to Repay Up to
       $8,000,000 in Bridge Notes Owing to Winter Harbor, L.L.C. on
       March 15, 1999 and the Issuance of Additional Warrants to Purchase 9,900,000 Shares of Common Stock in Connection with that Election .6

     Proposal 2:  To Approve an Amendment to the Articles of Incorporation
       Increasing the Authorized Common Stock From 75,000,000 Shares to
       150,000,000 Shares. . . . . . . . . . . . . . . . . . . . . . . . .9

     Other Proposed Action . . . . . . . . . . . . . . . . . . . . . . . .10

ATTACHMENT:  PROXY

                            I-LINK INCORPORATED

                              Proxy Statement
                          Dated February 1, 1999
                      Special Meeting of Stockholders

             INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of I-Link Incorporated, a Florida corporation, is soliciting your proxy vote at a Special Meeting of Stockholders. This proxy statement summarizes the information you need to know to vote intelligently at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card.

How Many Votes Do I Have?

     We will be sending this proxy statement, the attached Notice of Special Meeting and the enclosed proxy card on or about [February 1, 1999] to all stockholders. Stockholders who owned I-Link common stock at the close of business on January 11, 1999 (the "Record Date") are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the Special Meeting. Similarly, holders of Series M Preferred Stock are entitled to vote with the common stock on an as-converted basis.

     On the Record Date, the following classes of stock were issued and outstanding: 18,959,431 shares of the common stock, 44,051 shares of Class C Preferred Stock, 4,400 shares of Series M Preferred Stock, and 960 shares of Series F Preferred Stock. The Class C Preferred Stock and Series F Preferred Stock are non-voting, except as otherwise specifically required by applicable law, and will not vote on the matters to be considered at the Special Meeting.

What Proposals Will Be Addressed At The Special Meeting?

     We will address the following proposals at the Special Meeting:

1. Approval of management's election not to repay up to $8,000,000 in Bridge Notes owing to Winter Harbor, L.L.C. on March 15, 1999 and the issuance of additional warrants to purchase 9,900,000 shares of common stock in connection with that election;

2. Approval of an amendment to the Articles of Incorporation increasing the authorized common stock from 75,000,000 shares to 150,000,000 shares; and

3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

How Do I Vote In Person?

     If you plan to attend the Special Meeting in Sandy, Utah on Thursday, March 4, 1999, or at a later date due to postponement, and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

Why Would the Special Meeting Be Postponed?

     The Special Meeting will be postponed if a quorum is not present on March 4, 1999. If more than half of all of the shares of stock entitled to vote at the Special Meeting are present in person or by proxy, a quorum will be present and business can be transacted at the Special Meeting. If a quorum is not present, the Special Meeting may be postponed to a later date when a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

How Do I Vote By Proxy?

     Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices your proxy will vote your shares as recommended by the Board of Directors as follows:

       * "For" approval of management's election not to repay up to $8,000,000 in Bridge Notes owing to Winter Harbor, L.L.C. on March 15, 1999 and the issuance of additional warrants to purchase 9,900,000 shares of common stock in connection with that election; and

       * "For" approval of an amendment to the Articles of Incorporation increasing the authorized common stock from 75,000,000 shares to 150,000,000 shares.

     If any other matter is presented, your proxy will vote your shares in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

      *   You may send in another proxy with a later date.
      * You may notify I-Link in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Special Meeting, that you have revoked your proxy.
      *   You may vote in person at the Special Meeting.

Where Are I-Link's Principal Executive Offices?

     Our principal executive offices are located at 13751 S. Wadsworth Park Drive, Draper, Utah 84020.

What Vote Is Required to Approve Each Proposal?

     Proposal 1: Approval of Management's Election Not to Repay Up to $8,000,000 in Bridge Notes Owing to Winter Harbor, L.L.C. on March 15, 1999 and the Issuance of Additional Warrants to Purchase 9,900,000 Shares of Common Stock in Connection with that Election.

     Proposal 1 must be approved by a majority of the votes cast.

     Proposal 2: Approval of an Amendment to the Articles of Incorporation Increasing the Authorized Common Stock from 75,000,000 Shares to 150,000,000 Shares.

     The affirmative vote of a majority of the outstanding shares of common stock and the Series M Preferred Stock, voting on an as-converted basis, is required for approval of Proposal 2. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Are There Any Dissenters' Rights of Appraisal?

     The Board of Directors has not proposed any action for which the laws of the State of Florida, the Articles of Incorporation or By-Laws of I-Link provide a right to a stockholder to dissent and obtain payment for shares.

Who Bears the Cost of Soliciting Proxies?

     I-Link will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for those expenses involved in forwarding proxy materials to beneficial owners and soliciting their execution.

                 INFORMATION ABOUT I-LINK STOCK OWNERSHIP

Which Stockholders Own at Least 5% of I-Link?

     The common stock and the Series M Preferred Stock, which votes on an as-converted basis with the common stock, constitute the only voting securities of I-Link. Each share of Class C Preferred Stock is convertible, at the option of its holder, into 24 shares of common stock, and each share of Series M Preferred Stock is convertible, at the option of its holder, into 1,000 shares of common stock. The following table shows, as of as the Record Date and to the best of our knowledge, all persons we know to be "beneficial owners" of more than 5% of the common stock, or "beneficial owners" of a sufficient number of shares of Class C Preferred Stock, Series F Preferred Stock or Series M Preferred Stock to be converted into at least 5% of the common stock. JNC Opportunity Fund Ltd. ("JNC") is the only holder of Series F Preferred Stock. JNC is not listed on the table below because, under the terms of the Series F Preferred Stock, JNC may not convert shares of Series
F Preferred Stock (or receive related dividends in common stock) to the extent that the number of shares of common stock beneficially owned by it and its affiliates after such conversion or dividend payment would exceed 4.999% of the issued and outstanding shares of common stock following such conversion. (This limitation applies to the number of shares of common stock held at any one time and does not prevent JNC from converting some of its shares of Series F Preferred Stock, selling the common stock received, then, subject to the aforementioned limitation, converting additional shares of Series F Preferred Stock. The 4.999% limitation may be waived by JNC upon 75 days notice to the Company.) However, if no effect were given to the 4.999% limitation, then JNC would be deemed to be the beneficial owner of approximately 5,320,500 shares of common stock, or 22% of the then-outstanding common stock of I-Link. On the Record Date, there were 18,959,431 shares of common stock issued and outstanding, 44,051 shares of Class C Preferred Stock issued and outstanding, 960 shares of Series F Preferred Stock issued and outstanding and 4,400 shares of Series M Preferred Stock issued and outstanding.

                                                  Number of     % of Common
                                                    Shares         Stock
Name and Address                                 Beneficially   Beneficially
of Beneficial Owner (1)         Title of Class       Owned        Owned (2)
------------------------------  --------------  --------------  ------------
John W. Edwards                  Common Stock     1,288,328(3)       6.4%
13751 S. Wadsworth Park Drive
Draper, UT 84020

Clay Wilkes                      Common Stock     1,262,976(4)       6.5%
1077 E. Duffer Lane
North Salt Lake City, UT 84054

Winter Harbor, L.L.C.            Common Stock       44,059,577(5)      69.9%
c/o First Media, L.P.            Series M
11400 Skipwith Lane                Preferred Stock       4,400
Potomac, MD 20854

(1) Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them.
(2) As to each person or entity named as beneficial owners, such person's or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.
(3) Represents 833,330 shares of common stock subject to the vested portion of Mr. Edwards' option to purchase 1,000,000 shares of common stock and 454,998 shares of common stock subject to warrants and other options.
(4) Includes 375,000 shares of common stock which represents the exercisable portion of an option to purchase 1,500,000 shares of Common Stock.

(5) Includes 6,698,623 shares of common stock issuable upon conversion of Series M Preferred Stock, 3,820,954 shares of common stock issuable upon conversion of Series M Stock which may be issued on conversion of promissory notes held by the named stockholder, and 18,640,000 shares of common stock issuable upon exercise of warrants. In addition, I-Link includes herein 5,000,000 shares of common stock issuable upon exercise of warrants which the named stockholder will be entitled to receive should it convert its promissory notes to common stock, and 9,900,000 shares of common stock issuable under warrants to be issued to Winter Harbor in the event that a bridge loan is not repaid by March 15, 1999. Winter Harbor is owned by First Media, L.P., a private media and communications company which is a private investment principally of Richard E. Marriott and his family. I-Link's general counsel, David E. Hardy, is a brother of Ralph W. Hardy, Jr. who is general counsel and a minority equity holder in Winter Harbor. David E. Hardy has no ownership in or association with Winter Harbor. Thomas A. Keenan's wife is an interest in First Media, L.P. See Directors and Officers Table below, Footnote 6.

How Much Stock is Owned by Directors and Executive Officers?

     The following table shows, as of the Record Date, the common stock and any preferred stock owned by each director and executive officer. As of the Record Date, all of the present directors, as a group of five persons, own beneficially 2,017,829 shares (9.7% of the total outstanding shares) and all of our present directors and executive officers, as a group of eight persons, own beneficially 3,500,896 shares (15.6% of the total outstanding shares) of our common stock. We believe that such officers and directors intend to vote their shares for each of the proposals set forth herein. To the knowledge of management, as of the Record Date, John W. Edwards is the only executive officer or director who owns beneficially 5% or more of our outstanding shares of common stock.


                                                                  % of Common
                                                                     Stock
                                               Number of Shares   Beneficially
Name of Beneficial Owner(1)   Title of Class  Beneficially Owned    Owned(2)
----------------------------  --------------  ------------------  ------------
John Ames                     Common Stock             1,000            *

David Bradford                Common Stock                 0            0%

Joseph A. Cohen               Common Stock           381,000(3)       2.0%
                              Class C                  3,000
                                Preferred Stock

John W. Edwards               Common Stock         1,288,328(4)       6.4%

David E. Hardy                Common Stock           827,388(5)       4.2%

Thomas A. Keenan              Common Stock           105,000(6)         *

Karl S. Ryser, Jr.            Common Stock           654,679(7)       3.3%

Henry Y.L. Toh                Common Stock           243,501(8)       1.3%

All Executive Officers        Common Stock         3,500,896(9)      15.6%
and Directors as a            Class C                  3,000
Group (8 people)               Preferred Stock

*    Indicates less than one percent.

(1) Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them.
(2) As to each person or entity named as beneficial owners, such person's or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.
(3) Includes 309,000 shares of common stock issuable pursuant to options and 72,000 shares of common stock issuable to the Leslie Group, Inc. upon conversion of 3,000 shares of Class C Preferred Stock held of record by Leslie Group, Inc., of which Mr. Cohen is President.
(4) Represents 833,330 shares of common stock subject to the vested portion of Mr. Edwards' option to purchase 1,000,000 shares of common stock and 454,998 shares of common stock subject to warrants and other options.
(5) Includes 823,388 shares of common stock issuable pursuant to options and warrants.
(6) Includes 35,000 shares of common stock subject to options and 70,000 shares of common stock held of record by members of Mr. Keenan's immediately family. Mr. Keenan serves on the Board of Directors as the designee of Winter Harbor. Mr. Keenan's wife is the beneficiary of a trust which owns non-voting stock in the corporate general partner of First Media, L.P., the parent of Winter Harbor. For further information about Winter Harbor, see "Discussion of Proposals Recommended By The Board - Proposal 1." Neither Mr. Keenan nor his wife has dispositive power or voting control over these securities of I-Link held by Winter Harbor. See Footnote 5 of the previous table. Mr. Keenan disclaims beneficial ownership of the securities held by Winter Harbor.
(7) Represents shares of common stock issuable pursuant to options and warrants.
(8) Represents shares of common stock issuable pursuant to options. Does not include shares held of record by Four M International, Ltd., of which Mr. Toh is a director. Mr. Toh disclaims any beneficial ownership of such shares.
(9) Represents 75,000 shares of common stock issued, 3,353,896 shares of common stock which may be obtained pursuant to options and warrants exercisable within 60 days of the date hereof and 72,000 shares of common stock into which 3,000 shares of Class C Preferred Stock are convertible.

Do Any of the Officers and Directors Have an Interest in the Matters to be Acted Upon?

     Mr. Thomas A. Keenan, a Class I Director, may be deemed to have an indirect interest in the outcome of Proposal 1. Mr. Keenan's wife is a beneficiary of a trust which owns non-voting stock in the corporate general partner of First Media, L.P., the parent of Winter Harbor. For further information about Winter Harbor and Proposal 1 see "Discussion of Proposals Recommended By The Board - Proposal 1" and "How Much Stock is Owned by Directors and Executive Officers?"

             DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

                                PROPOSAL 1:
 TO APPROVE MANAGEMENT'S ELECTION NOT TO REPAY UP TO $8,000,000 IN BRIDGE
      NOTES OWING TO WINTER HARBOR, L.L.C. ON March 15, 1999 AND THE ISSUANCE OF ADDITIONAL WARRANTS TO PURCHASE 9,900,000 SHARES OF COMMON
                  STOCK IN CONNECTION WITH THAT ELECTION


     I-Link has entered into an agreement with Winter Harbor for additional funding of up to $11,000,000 consisting of an $8,000,000 bridge loan facility (the "Bridge Loan") and a $3,000,000 convertible standby letter of credit

(the "Letter of Credit") to secure additional capital leases of equipment and telephone lines relative to the proposed expansion of our telecommunications network, as part of a financing arrangement (the "Winter Harbor Financing Arrangement"). Winter Harbor will receive warrants to purchase a maximum of 11,000,000 shares of common stock under the Winter Harbor Financing Arrangement, as well as rights to purchase a new series of preferred stock (Series N) as part of a Rights Offering open to all common and preferred stockholders. I-Link will issue up to 20,000 shares of Series N stock under the Rights Offering. Winter Harbor is obligated to purchase at least 4,245 of the 20,000 Series N shares, but is also entitled to subscribe for any shares of Series N stock which are subject to unexercised Rights. Consequently, Winter Harbor could conceivably purchase all 20,000 shares of the Series N stock if no other holders of Rights subscribe for Series N stock. In the event that Winter Harbor receives the maximum number of warrants, and purchases all 20,000 Series N shares, it would hold securities convertible or exercisable for an additional 9,900,000 shares of common stock (under the warrants) plus 7,194,245 shares of common stock (under the Rights). If all of these shares were issued, current common stock holdings would be diluted by approximately 47%. The Winter Harbor Financing Arrangement is described in the discussion that follows this paragraph.


     I-Link's common stock is listed for quotation and trading on The Nasdaq Small-Cap Market ("Nasdaq"). In order for us to continue that listing, we must comply with the Marketplace Rules that govern the continued listing of securities on Nasdaq. To the extent that we choose not to repay the Bridge Loan prior to March 15, 1999, the Marketplace Rules require your approval of the Winter Harbor Financing Arrangement. Specifically, Marketplace Rule 4310(c)(25)(H)(i)(d)(2) requires I-Link to obtain stockholder approval of any plan involving "the sale or issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock." The terms of the Winter Harbor Financing Arrangement require I-Link to issue to Winter Harbor additional warrants to purchase up to 11,000,000 shares of common stock in the event that it elects not to repay the Bridge Loan by March 15, 1999 and if there is a draw on the Letter of Credit. I-Link has 18,959,431 common shares currently issued and outstanding. The issuance of warrants to purchase 11,000,000 shares of common stock would represent 58% of the number of currently outstanding common shares. To date, I-Link owes $4,841,712 on the Bridge Loan, obligating I-Link to issue to Winter Harbor additional warrants to purchase at least 4,841,712 shares of common stock if the financing is not repaid by March 15, 1999 (44% of the 11,000,000 and approximately 25.5% of the current number of shares outstanding). If I-Link issues these warrants and fails to obtain stockholder approval of the plan then it will be in violation of the Marketplace Rule, and its common stock will be subject to being delisted from The Nasdaq Small-Cap Market. We have not been able to find alternative financing on terms that are preferable to the terms of the Winter Harbor Financing Arrangement. The Board of Directors has adopted a resolution declaring it advisable and in our best interest to carry out the Winter Harbor Financing Arrangement, and to seek stockholder approval of the Winter Harbor Financing Arrangement.

The Bridge Loan and Letter of Credit

     The Bridge Loan may be drawn down in increments of up to $1,000,000 in notes (the "Bridge Notes") upon five days prior notice. To date, I-Link has drawn $4,241,712 against the bridge loan and owes Winter Harbor an additional $600,000 under the bridge loan. The $600,000 represents $300,000 in accrued and unpaid interest due to Winter Harbor from prior financings and $300,000 in legal fees owed to Winter Harbor. Winter Harbor and I-Link agreed to include this outstanding amount in the Winter Harbor Financing Arrangement. This amount is considered to be owing under the $8,000,000 Bridge Loan and counts toward the warrants to be issued under the Bridge Loan. The Bridge Notes and the Letter of Credit will accrue interest at a variable rate calculated daily as the Wall Street Journal Prime Rate, plus a spread beginning at 4 points through and including February 9, 1999, and increasing 1 point every three months thereafter, to a maximum of 7 points. The current interest rate is the Prime Rate as reported in the Wall Street Journal plus 4 points. The Bridge Notes will mature on October 31, 1999.

The Warrants

     Winter Harbor will receive one warrant for every $10 of Bridge Notes issued and every $10 of the Letter of Credit issued. In the event that the Bridge Notes are in default or have not been repaid in full by March 15, 1999, Winter Harbor will be entitled to receive nine additional warrants for every $10 of Bridge Notes issued. Winter Harbor will also be entitled to receive nine additional warrants for every $10 outstanding under the Letter of Credit, if the Bridge Notes are in default or have not been repaid in full by March 15, 1999, or if there is a draw under a Letter of Credit. In effect, Winter Harbor will receive warrants to purchase 300,000 shares of common stock for its help in establishing the Letter of Credit. In addition, should there be any draw upon the Letter of Credit, Winter Harbor is entitled to receive additional warrants to purchase 2,700,000 shares of common stock.


     The following events are among those that result in a default under the Bridge Loan: I-Link's failure to pay any installment when due, perform under the Bridge Loan, or to pay any other indebtedness when due; I-Link's involvement with a Chapter 11 or any other bankruptcy filing, or the application for or appointment of a receiver or trustee or having any court or government agency taking control of I-Link's assets; any person or entity acquiring 25% or more of I-Link or I-Link no longer owning legal title to its subsidiaries; John W. Edwards ceasing to be the President and Chief Executive Officer; or if there is a change in Winter Harbor's priority security interest on the pledged collateral.


     The warrants may be exercised at the lowest of (i) $2.78; (ii) the average trading price of I-Link common stock for any 20 day period subsequent to issuance; (iii) the price at which any common stock is issued after January 15, 1999, but excluding common stock issued upon exercise of existing employee stock options issued pursuant to I-Link's existing options plans and common stock issuable upon conversion of any of I-Link's preferred stock (except for the Series F stock); (iv) the conversion price of the Series F stock; and (v) the exercise price or conversion rate of any new options, warrants, preferred stock or other convertible security; provided, however, that the exercise price shall not be less than $1.25. As of January 25, 1999 the exercise price would be $2.033, which is equal to the most recent conversion price of Series F stock (item (iv) of the above conversion formula). The warrants will terminate seven and a half years from the date of their issuance.

Series N Preferred Stock

     The Winter Harbor Financing Arrangement also obligates I-Link to conduct a Rights Offering for 20,000 shares of a soon-to-be-created series of preferred stock ("Series N"). Under the Rights Offering, I-Link will distribute to each record holder of common or preferred stock, free of charge, non-transferable rights to purchase one Series N stock for every [1,578] shares held of common stock or preferred stock on an as-converted basis. Each share of Series N stock may be purchased for $1,000. The Rights Offering will be open for thirty (30) days. No partial or fractional rights will be issued or exercisable.


     The new Series N stock will be paid dividends on an as-converted basis equal to the common stock, when and if common stock dividends are paid by I-Link. The Series N will be senior in all rights to other preferred common stock of I-Link, except that the Series N will be ranked equally and in proportion with the previously issued Series F Preferred Stock. The Series N can be converted into common stock at any time at a conversion price ("Series N Conversion Price") of $2.78. The Series N will vote with the common stock on an as-converted basis on all matters that are submitted to a vote of the stockholders.

     Mr. Thomas A. Keenan, a director, may be deemed to have an interest in the outcome of Proposal 1. Mr. Keenan's wife is the beneficiary of an irrevocable trust which owns non-voting stock in the corporate general partner of First Media, L.P., the parent of Winter Harbor.

    Approval of Proposal 2 is also necessary for the consummation of Proposal 1.

Vote Required for Approval of Proposal 1

     Proposal 1 must be approved by a majority of the votes cast in order to be effective. The Board of Directors unanimously recommends a vote FOR the approval of Proposal 1.


                                PROPOSAL 2:
         TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION
                  INCREASING THE AUTHORIZED COMMON STOCK
               FROM 75,000,000 SHARES TO 150,000,000 SHARES

     In order to allow for the Winter Harbor Financing Arrangement, and for other future corporate purposes, the Board of Directors recommends increasing the authorized common stock from 75,000,000 shares to 150,000,000 shares. Specifically, the Board of Directors recommends amending Article III of the Articles of Incorporation by deleting paragraph (a) as it is now in its entirety and substituting the following:

     (a) One Hundred and Fifty Million (150,000,000) shares of common stock, having a par value of $.007 per share (the "Common Stock").

Outstanding Securities of I-Link


     I-Link has issued 18,959,431 shares of common stock, and numerous options, warrants, debt and shares of preferred stock that may be exercised for, or converted into, shares of common stock in the future. As of the date of this Proxy Statement we have reserved 67,697,626 shares of common stock for issuance in the future,as follows:


     * 44,051 shares of Class C Preferred Stock, convertible into to 1,057,224 shares of common stock

     * 960 shares of Series F Preferred Stock, convertible into 4,841,638 shares of common stock
     * 4,400 shares of Series M Preferred Stock, convertible into 6,698,623 shares of common stock
     *  Winter Harbor Warrants, exercisable for 17,540,000 shares of common stock
     * $7,768,000 of Winter Harbor Convertible Debt, convertible into 3,820,954 shares of common stock
     * Winter Harbor Warrants (contingent on debt conversion) exercisable for 5,000,000 shares of common stock
     *  JNC Warrants exercisable for 350,000 shares of common stock
     * Other Options and Warrants, exercisable for 10,194,942 shares of common stock
     * Winter Harbor Financing Arrangement Warrants exercisable for up to 11,000,000 shares of common stock (reserved for issuance under Proposal
        1)
     * 20,000 shares of Series N stock (convertible into 7,194,245 shares of common stock)


     The conversion rate for the Series F Preferred Stock listed above is subject to substantial variation. For your convenience we are providing a table to demonstrate several possible conversion rates. In the table, "Market Price of Common Stock" means the amount derived by taking the average of the three lowest per share market values during the twenty-two trading day period immediately preceding an applicable conversion date. Pursuant to the terms of the Series F Stock, as of January 25, 1999 the highest the Conversion Price can be is $3.76 and the lowest the Conversion Price can be is $1.25.


                                                Common Shares Issuable
       Market Price of                          Upon Conversion of All
        Common Stock       Conversion Price    Series F Preferred Shares
      -----------------    ----------------    -------------------------
       $4.64 or greater          $3.76                 2,553,191
       $3.09                     $2.50                 3,840,000
       $1.54 or lower            $1.25                 7,680,000


     If Proposal 2 is approved, the Board of Directors may, at any time, issue additional shares of common stock without any further action or authorization by the shareholders, unless applicable laws or regulations would require approval. I-Link intends to use the newly issued shares as consideration for the Winter Harbor Financing Arrangement and future acquisitions and financing arrangements.


     Other than disclosed in this Proxy Statement there are no present plans, agreements or undertakings with respect to I-Link issuance of any shares of stock or related convertible securities, however, the issuance of any such securities by I-Link could have anti-takeover effects insofar as such securities could be used as a method of discouraging, delaying or preventing a change I-Link's control.

     Approval of Proposal 2 is necessary for the consummation of Proposal 1.

Vote Required for Approval of Proposal 2

     Proposal 2 must receive the affirmative vote of a majority of the outstanding shares of common stock and Series M Preferred Stock, voting on an as-converted basis, to be effective. The Board of Directors unanimously recommends a vote FOR the approval of Proposal 2.


                            OTHER PROPOSED ACTIONS

     The Board of Directors does not intend to bring any other matters before the Special Meeting, nor does the Board know of any matters that others intend to bring before the Special Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

     You should be aware that I-Link's By-Laws provide that no proposals or nominations of Directors by Stockholders shall be presented for vote at a Special Meeting of Stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or I-Link's Secretary no later than the close of business on the fifth day following the day that notice of the Special Meeting is first given to Stockholders.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO VOTING.


                                   I-LINK INCORPORATED



                                   David E. Hardy, Secretary

                                   PROXY
                    SPECIAL MEETING OF STOCKHOLDERS OF
                            I-LINK INCORPORATED

                               March 4, 1999

This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints John W. Edwards, Henry Y.L. Toh, Joseph A. Cohen, Thomas A. Keenan and David Bradford, and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Special Meeting of Stockholders to be held on March 4, 1999, at 10:00 a.m. at the Marriott Courtyard Hotel, 10701 South Holiday Park Drive, Sandy, Utah 84070, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.


1. TO APPROVE MANAGEMENT'S ELECTION NOT TO REPAY UP TO $8,000,000 IN BRIDGE NOTES OWING TO WINTER HARBOR L.L.C. ON March 15, 1999 AND THE ISSUANCE OF ADDITIONAL WARRANTS TO PURCHASE 9,900,000 SHARES OF COMMON STOCK IN CONNECTION WITH THAT ELECTION.

      [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

2. TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED COMMON STOCK FROM 75,000,000 SHARES TO 150,000,000 SHARES.

      [ ] FOR            [ ] AGAINST             [ ] ABSTAIN



                                   Signature

Dated:__________________           _________________________________________


Dated:__________________           _________________________________________
                                   Signature if held jointly



NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.